Exhibit 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement file No. 2-95258 of Liz Claiborne, Inc on Form S-8 of our report dated June 21, 2002, appearing in this Annual Report on Form 11-K of Liz Claiborne 401(k) Savings and Profit Sharing Plan for the year ended December 31, 2001.



/s/ DELOITTE & TOUCHE LLP

New York, New York
June 28, 2002